CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended 1992 Incentive Stock Plan of Neurocrine Biosciences, Inc. of our report dated January 26, 1999, except for Note 13, as to which the date March 2, 1999, with respect to the consolidated financial statements of Neurocrine Biosciences, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


San Diego, California
September 13, 1999